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                                                                    Exhibit 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                             For The Three Months
                                                                    YEAR ENDED DECEMBER 31,                     Ended March 31,
                                               ----------------------------------------------------------------------------------
                                                   2000         2001         2002        2003       2004        2004       2005
                                               ----------------------------------------------------------------------------------
                                                                                   (IN THOUSANDS EXCEPT RATIO CALCULATION)

RATIO OF EARNINGS TO FIXED CHARGES                  0.90        (0.16)        2.03        3.03        3.46       2.35       2.28

Operating income (loss)                         $  8,876     $(16,447)    $119,980    $127,085    $141,294    $25,414    $28,691
Interest expense (1)                              32,407       63,358       59,143      41,438      39,611      9,975     12,429
Equity in net loss of affiliated company              --           --           --       2,123       3,905      2,367        459
Gain on sale of assets, net                           --        4,224          133          --          --         --         --
Other income, net                                 20,084          991        1,213       2,721       2,541        804        562
                                               ----------------------------------------------------------------------------------
Pre-tax earnings from continuing operations       (3,447)     (74,590)      62,183      86,245     100,319     13,876     16,365
Income (loss) before extraordinary item and
cumulative effect of accounting change            (4,251)     (50,040)      36,901      53,783      61,602      8,791      9,794

Pre-tax earnings from continuing operations       (3,447)     (74,590)      62,183      86,245     100,319     13,876     16,365
Add Interest expense (1)                          33,163       64,404       60,202      42,493      40,718     10,255     12,752
                                               ----------------------------------------------------------------------------------
EARNINGS                                        $ 29,716     $(10,186)    $122,385    $128,738    $141,037    $24,131    $29,117
                                               ==================================================================================

Interest expense (2)                            $ 28,581     $ 61,371     $ 57,089    $ 39,743    $ 37,909    $ 9,551    $11,970
Interest component of rent expense (3)          $    756     $  1,046     $  1,059    $  1,055    $  1,107    $   280    $   323
Amortization of premiums and discounts                --           --           --          --          --
Capitalized expenses related to indebtedness       3,826        1,987        2,054       1,695       1,702        424        459
                                               ----------------------------------------------------------------------------------
FIXED CHARGES                                   $ 33,163     $ 64,404     $ 60,202    $ 42,493    $ 40,718    $10,255    $12,752
                                               ==================================================================================

(1) Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(2) Cash interest expense is calculated as interest expense less non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(3) An average of 19% of rent expense is the portion deemed representative of the interest factor.